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EXHIBIT 10.33

                     FIRST AMENDMENT TO FINANCING AGREEMENT

This First Amendment to Financing Agreement is made and entered into as of December 23, 2003 by and between XATA Corporation and Itasca Business Credit, Inc.

The following changes amend the Financing Agreement dated December 23, 2002. In conjunction with this amendment, XATA Corporation will be signing a Restated Revolving Note of even date in the principal amount of $2,000,000.00 subject to the original Financing Agreement as amended herein.

SECTION II. C OF THE FINANCING AGREEMENT IS AMENDED IN ITS ENTIRETY TO READ AS
FOLLOWS:

         C. There will be a net minimum interest charge payable to Lender of $3,000.00 per month. Borrower further agrees that if this agreement is terminated under Section VIII hereof, regardless of the date of such termination, the total charges which shall have been paid or which shall be payable net to Lender, shall not be less than $3,000.00 each month for a minimum of two months, provided XATA Corporation provides written notice to Itasca Business Credit, Inc. within sixty days of payoff.

ITASCA BUSINESS CREDIT, INC.                XATA CORPORATION
Secured Party                               Borrower

By ___________________________              By _________________________________
Name:  Gary Peters                          Name:  John Lewis
Title: Vice President                       Title: Chief Financial Officer

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                             RESTATED REVOLVING NOTE

$2,000,000.00                                          St. Louis Park, Minnesota
                                                               December 23, 2003

         For value received, the undersigned, XATA Corporation, a Minnesota corporation (the "Borrower"), hereby promises to pay, on demand, or if demand is not sooner made, on December 23, 2004("Final Due Date"), to the order of Itasca Business Credit, Inc., a Minnesota corporation (the "Secured Party"), at its main office in St. Louis Park, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of Two Million Dollars ($2,000,000.00) or, the aggregate unpaid principal amount of all advances made by the Secured Party to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time (the "Principal Balance") computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Financing Agreement dated December 23, 2002, (the "Financing Agreement") by and between the Secured Party and the Borrower. The Secured Party can extend the Final Due Date, at its election, and can provide that the Final Due Date shall be automatically extended for successive 30 day periods until a demand for repayment is made by the Secured Party.

         Interest accruing on the Principal Balance hereof shall also be payable on demand.

         This Note may be prepaid in whole at any time or from time to time in part in accordance with the terms and provisions of the Financing Agreement, provided that any prepayment in whole of this Note shall include accrued interest thereon. This Note is issued pursuant to, and is subject to, the Financing Agreement, which provides for, among other things, acceleration hereof. This Note is the Note referred to in the Financing Agreement.

         This Note is secured, among other things, pursuant to the terms of the Security Agreement dated December 23, 2002, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements. This Note is issued in substitution and replacement, but not in payment, of that Revolving Note of the Borrower to the Secured Party dated December 23, 2002.

         The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in accordance with the terms of the Financing Agreement, whether or not legal proceedings are commenced.

         This Note shall be immediately due and payable (including unpaid interest accrued hereon) without demand or notice thereof upon the filing of a petition by or against the Borrower under the United States Bankruptcy Code.

         Presentment or other demand for payment, notice of dishonor and protest are expressly waived except as expressly provided in the Financing Agreement.

                                            XATA CORPORATION
                                            Borrower

                                            By _________________________________
                                            Name: John Lewis
                                            Its:  Chief Financial Officer